Exhibit 99.1

NEWS RELEASE	NOVEMBER 26, 2012
OTC: QB WSHE	For Immediate Release

E-DEBIT GLOBAL CORPORATION COMMENCES ITS CORPORATE SEARCH FOR CHIEF DEVELOPMENT OFFICER AND CHIEF OPERATING OFFICER

Calgary, Alberta – E-Debit Global Corporation (“E-Debit”) has commenced its search and review of candidates for the positions of Chief Development Officer and Chief Operating Officer.

Overview:

“Further to our previous announcements related to the re-establishment and renewal of our traditional marketing and sales organization GROUP-LINK Inc.  we have commenced our search and review of candidates for the positions of Chief Development Officer and Chief Operating Officer to co-ordinate and direct the growth of our e-commerce payment platform and to expand our current marketing organization. said Douglas Mac Donald, E-Debit’s President and CEO.

We have been identifying suitable candidates over the past several months and should be in a position to announce the appointment of these key people to GROUP-LINK in the very near future.” added Mr. Mac Donald

About E-Debit Global Corporation
E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a strong presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

•	CAPITALIZATION: 10,000,000,000 COMMON SHARES WITH NO PAR VALUE
•	SHARES ISSUED: Common – 330,709,344
•	: Voting Preferred - 70,855,900
•	For further details, please refer to WSHE website
•	WSHE Symbol OTCBB
•	Transfer Agent: Holladay Stock Transfer Inc.
•	2939 North 67th Place
•	Scottsdale, Arizona 85251

DISCLAIMER
Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation
e-mail: ir@edebitglobal.com

www.edebitglobal.com